Exhibit 99.1

i2 Reports Third Quarter 2007 Results

DALLAS – November 1, 2007 – i2 Technologies, Inc. (NASDAQ: ITWO) today announced results for the third quarter of 2007.

A summary of third quarter results:

•	Total revenue was $66.5 million

•	Total costs and expenses were $58.9 million

•	Net income applicable to common stockholders was $4.5 million

•	Diluted earnings per share (GAAP) were $0.17

•	Non-GAAP diluted earnings per share were $0.24 (excluding stock option expense and contract revenue)

•	Cash flow from operations was $2.9 million

•	Total bookings of $46.5 million, including $7.0 million in software solutions bookings

“i2ers worked hard to deliver solid results in the third quarter,” stated i2 Interim Chief Executive Officer Pallab Chatterjee. “We are particularly pleased with significant customer wins from our retail and logistics solutions, and the continued momentum we are experiencing in our services business, where we achieved the highest level of quarterly revenue in the last three years. Although the third quarter is a seasonally low quarter for bookings, our total bookings were lower than our expectations and we hope to increase our sales velocity in the fourth quarter,” concluded Chatterjee.

“We are reporting solid financial performance for the third quarter, highlighted by continued growth in our services business and positive cash flow from operations,” stated i2 Executive Vice President and Chief Financial Officer Mike Berry. “Given our stronger than expected results in the third quarter and our current outlook for the fourth quarter, we are revising our current outlook for full-year 2007,” concluded Berry.

Third Quarter Results

Revenue Detail

Total revenue for the third quarter was $66.5 million as compared to $71.4 million in the third quarter of 2006, a decrease of $4.9 million or 7 percent. Total revenue in the third quarter of 2006 included contract revenue of $33,000.

i2 had total third quarter software solutions revenue, which includes core license revenue, recurring license revenue as well as fees received to develop the licensed functionality, of $10.5 million. This compares to $20.6 million of software solutions revenue in the third quarter of 2006, a decline of 49 percent year-over-year. Recurring license revenue in the third quarter of 2006 included $5.2 million related to platform technology bookings recorded in the second quarter of 2006.

Services revenue in the third quarter was $33.4 million, an increase of 24 percent from the $27.0 million of services revenue in the third quarter of 2006. Services revenue includes fees received from consulting and training services as well as arrangements to customize or enhance previously purchased licensed software. Services revenue also includes reimbursable expenses.

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i2 Reports Third Quarter 2007 Results

Third quarter maintenance revenue was $22.6 million, a decrease of 5 percent from $23.7 million in the comparable prior year quarter.

Costs and Expenses

Total costs and expenses for the third quarter of 2007 were $58.9 million, a decrease of 9 percent compared to $64.7 million in the third quarter of 2006. Total costs and expenses in the third quarter of 2007 included $3.9 million in restructuring charges related to the company’s reorganization plan implemented in July. Total costs and expenses in the third quarter of 2007 also included $2.3 million in stock-based compensation expense, which includes $1.8 million in expense related to stock options and $500,000 in expense related to restricted stock units.

Net Income

The company reported third quarter 2007 net income applicable to common stockholders of $4.5 million, or $0.17 per diluted share. This compares to $3.8 million, or $0.15 per diluted share, in net income applicable to common stockholders in the third quarter of 2006.

Nine Month Results

For the nine months ended September 30, 2007, total revenues were $197.0 million, a decrease of 2 percent as compared to $200.1 million for the same period in 2006. Total revenue for the nine months ended September 30, 2007 included $2.5 million of contract revenue compared to $99,000 of contract revenue in the comparable prior-year period.

Software solutions revenue decreased 33 percent to $35.4 million for the nine months ended September 30, 2007 compared to $52.9 million for the nine months ended September 30, 2006. Services revenue was $93.6 million for the nine months ended September 30, 2007 compared to $77.0 million in the same period in 2006, an increase of 22 percent. Maintenance revenue decreased 6 percent to $65.6 million in the nine months ended September 30, 2007 compared to $70.1 million in the comparable period in 2006.

Total costs and expenses for the nine months ended September 30, 2007 decreased 2 percent to $180.7 million as compared to $185.2 million in the comparable period of 2006. Total costs and expenses for the nine months ended September 30, 2007 included $9.7 million in stock-based compensation expense, which includes $7.9 million in expense related to stock options and $1.7 million in expense related to restricted stock units.

The company reported net income applicable to common stockholders of $9.6 million or $0.36 per diluted share for the nine months ended September 30, 2007. This compares to $7.0 million or $0.27 per diluted share in net income applicable to common stockholders in the comparable period in 2006.

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i2 Reports Third Quarter 2007 Results

Non-GAAP Diluted Earnings Per Share

The company provides non-GAAP financial measures to assist stockholders with the analysis of financial and business trends related to the company’s operations. These calculations are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies.

Non-GAAP diluted earnings per share applicable to common stockholders in the third quarter of 2007 were $0.24, compared to $0.28 per diluted share in the comparable period last year on a non-GAAP basis. Non-GAAP diluted earnings per share applicable to common stockholders for the nine months ended September 30, 2007 were $0.56, compared to $0.74 per diluted share in the comparable period in 2006 on a non-GAAP basis. Non-GAAP diluted earnings per share excludes stock option expense and the net effect of contract revenue and contract expense. Contract revenue is the result of the recognition of certain revenue that was carried on i2’s balance sheet as a portion of deferred revenue and was a result of the company’s 2003 financial restatement. As of March 31, 2007, the deferred contract revenue balance was zero.

A full reconciliation of GAAP to non-GAAP financial measures can be found in Schedule A included with this release.

Other Financial Information

On September 30, 2007, i2’s total cash was $121.0 million (including restricted cash of $6.4 million). Total debt at the end of the third quarter was $86.3 million, which represents the face value of the company’s 5% senior convertible notes.

The company generated cash flow from operations of $2.9 million in the third quarter of 2007 versus negative cash flow from operations of $3.3 million in the third quarter of 2006. For the nine months ended September 30, 2007, cash flow from operations was $8.0 million versus $8.8 million in the comparable period of 2006.

Full Year 2007 Outlook

Entering the fourth quarter, the company is adjusting its previously provided full year outlook for 2007. Revenue in the fourth quarter of 2007 is expected to be slightly higher than the third quarter of 2007 amount. Therefore, for full year 2007, total revenue is expected to be between $263.5 million and $266.5 million. Excluding the recognition of the last $2.5 million in contract revenue during the first quarter of 2007, operating revenue for the full year of 2007 is expected to be between $261 million and $264 million. For the full year 2007, the company currently expects cash flow from operations to be reasonably comparable to the full year 2006 amount and total bookings to be below the full year 2006 amount.

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i2 Reports Third Quarter 2007 Results

Based on the revised revenue expectation, the company currently estimates GAAP diluted earnings per share for full year 2007 to be in the range of $0.55 to $0.65 per fully diluted share. Non-GAAP earnings per share, which excludes stock option expense and the net effect of contract revenue and contract expense, are expected to be in the range of $0.82 to $0.92 per fully diluted share.

The company’s statements regarding future financial performance are based on current expectations for bookings, cash collections, revenue, expense and diluted shares outstanding. Such statements are forward-looking, and the company expressly disclaims any current intention to update forward-looking statements. Actual results may differ materially. See “i2 Cautionary Language” below.

Earnings Conference Call and Webcast Information

The i2 management team will host a live conference call with investors today, November 1 at 10:00 a.m. EDT to discuss the third quarter 2007 financial results. Investors and other interested parties may access the call and accompanying slide presentation via webcast through the company’s Web site at http://www.i2.com/investor.

An audio replay of the conference call will be available for approximately 24 hours following the call. To access the replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and enter access code 890478. The webcast will also be archived via the company’s Web site at http://www.i2.com/investor.

About i2

Throughout its 20-year history of innovation and value delivery, i2 has dedicated itself to building successful customer partnerships. As a full-service supply chain company, i2 is uniquely positioned to help its clients achieve world-class business results through a combination of consulting, technology, and managed services. i2 solutions are pervasive in a wide cross section of industries; 20 of the AMR Research Top 25 Global Supply Chains belong to i2 customers. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

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i2 Reports Third Quarter 2007 Results

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding i2’s revised outlook for full-year 2007 revenue, diluted earnings per share, operating cash flow and total bookings. These forward-looking statements are based on current expectations for bookings, cash collections, revenue, expense and diluted shares outstanding, and involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Quarterly Report on Form 10-Q filed August 9, 2007 and the Annual Report on Form 10-K filed March 30, 2007. i2 expressly disclaims any current intention to update the forward-looking information contained in this news release.

For More Information Contact:
Tom Ward	Beth Elkin
i2 Investor Relations	i2 Corporate Communications
469-357-3854	469-357-4225
tom_ward@i2.com	beth_elkin@i2.com

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	September 30, 2007	December 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$114,621	$109,419
Restricted cash	6,388	4,626
Accounts receivable, net	28,576	25,677
Other current assets	9,061	9,231

Total current assets	158,646	148,953

Premises and equipment, net	8,475	10,691
Goodwill	16,684	14,760
Non-current deferred tax asset	9,178	8,060
Other non-current assets	7,630	7,605

Total assets	$200,613	$190,069

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,388	$11,283
Accrued liabilities	20,794	22,245
Accrued compensation and related expenses	14,882	24,010
Deferred revenue	65,350	74,047

Total current liabilities	107,414	131,585

Total long-term debt, net	84,296	83,822
Taxes payable	4,476	—

Total liabilities	196,186	215,407

Commitments and contingencies

Stockholders' equity (deficit):
Preferred Stock, $0.001 par value, 5,000 shares authorized, none issued and outstanding	—	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued and outstanding	—	—
Series B 2.5% convertible preferred stock, $1,000 par value, 150 shares authorized, 105 issued and outstanding at September 30, 2007 and December 31, 2006	102,013	101,686
Common stock, $0.00025 par value, 2,000,000 shares authorized, 21,417 and 21,005 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	5	5
Additional paid-in capital	10,455,155	10,442,261
Accumulated other comprehensive income	9,321	2,398
Accumulated deficit	(10,562,067)	(10,571,688)

Net stockholders' equity (deficit)	4,427	(25,338)

Total liabilities and stockholders' equity (deficit)	$200,613	$190,069

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Software solutions	$10,522	$20,569	$35,367	$52,879
Services	33,365	27,007	93,613	77,023
Maintenance	22,571	23,745	65,598	70,080
Contract	—	33	2,450	99

Total revenues	66,458	71,354	197,028	200,081

Costs and expenses:
Cost of revenues:
Software solutions	2,066	3,271	6,715	9,121
Services and maintenance	27,420	25,156	81,467	73,002
Amortization of acquired technology	6	—	19	—
Sales and marketing	7,928	12,307	32,582	35,976
Research and development	8,224	8,818	25,779	26,698
General and administrative	9,264	15,252	30,192	40,634
Amortization of intangibles	25	—	53	—
Restructuring charges and adjustments	3,921	(103)	3,847	(248)

Total costs and expenses	58,854	64,701	180,654	185,183

Operating income	7,604	6,653	16,374	14,898

Non-operating (expense) income, net:
Interest income	1,413	1,553	4,061	3,771
Interest expense	(1,236)	(1,523)	(3,712)	(4,595)
Realized gains on investments, net	—	—	1	501
Foreign currency hedge and transaction losses, net	(107)	(207)	(298)	(245)
Other expense, net	(300)	(327)	(853)	(289)

Total non-operating expense, net	(230)	(504)	(801)	(857)

Income before income taxes	7,374	6,149	15,573	14,041
Income tax expense	2,057	1,595	3,655	4,906

Net income	$5,317	$4,554	$11,918	$9,135

Preferred stock dividend and accretion of discount	773	770	2,297	2,169

Net income applicable to common stockholders	$4,544	$3,784	$9,621	$6,966

Net income per common share applicable to common stockholders:

Basic	$0.18	$0.15	$0.37	$0.28
Diluted	$0.17	$0.15	$0.36	$0.27

Weighted-average common shares outstanding:
Basic	25,900	25,370	25,760	25,271
Diluted	26,541	25,892	26,827	25,770

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities:
Net income	$11,918	$9,135
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,877	5,609
Stock based compensation	9,668	12,712
Gain on extinguishment of debt	—	(3)
Gain on sale of securities	—	(501)
Loss (gain) on disposal of equipment	251	(46)
Credit for bad debts charged to costs and expenses	(88)	(266)
Deferred income taxes	(26)	782
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(2,579)	6
Other assets	5,885	3,868
Accounts payable	(1,128)	(77)
Accrued liabilities	(2,415)	(7,518)
Accrued compensation and related expenses	(9,561)	(5,094)
Deferred revenue	(8,811)	(9,802)

Net cash provided by operating activities	7,991	8,805

Cash flows used in investing activities:
Restrictions placed on cash	(1,762)	(325)
Purchases of premises and equipment	(1,229)	(1,664)
Proceeds from sale of premises and equipment	24	143
Proceeds from sale of securities	—	501
Business acquisition	(2,124)	(569)

Net cash used in investing activities	(5,091)	(1,914)

Cash flows provided by financing activities:
Repurchase of debt	—	(3,149)
Proceeds from sale of convertible debt	—	7,500
Cash dividends paid - preferred stock	(1,307)	—
Payment of debt issuance costs	—	(483)
Net proceeds from common stock issuance from options and employee stock purchase plans	3,201	1,133

Net cash provided by financing activities	1,894	5,001

Effect of exchange rates on cash	408	181

Net change in cash and cash equivalents	5,202	12,073
Cash and cash equivalents at beginning of period	109,419	112,882

Cash and cash equivalents at end of period	$114,621	$124,955

Supplemental cash flow information
Interest paid	2,156	$2,688
Income taxes paid (net of refunds received)	$3,411	$3,866
Schedule of non-cash financing activities
Preferred stock dividend and accretion of discount	$990	$2,169

SCHEDULE A TO PRESS RELEASE

November 1, 2007

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share data)

(Unaudited)

Diluted earnings per share applicable to common stockholders *

	3Q 2007	3Q 2006	Nine Months 2007	Nine Months 2006
GAAP diluted earnings per share applicable to common stockholders	$0.17	$0.15	$0.36	$0.27

Add: stock option expense	$0.07	$0.14	$0.30	$0.47
Less: contract revenue	$0.00	$0.00	$0.09	$0.00

Non-GAAP diluted earnings per share applicable to common stockholders	$0.24	$0.28	$0.56	$0.74

Reconciliation Relating to FY 2007 Outlook **

	FY 2007 Outlook
	Low	High
Revenue
GAAP revenue	$263,500	$266,500
Less: contract revenue	2,450	2,450

Operating Revenue	$261,050	$264,050

Diluted earnings per share applicable to common stockholders

GAAP diluted earnings per share applicable to common stockholders	$0.55	$0.65

Add: estimated stock option expense	$0.36	$0.36
Less: contract revenue	$0.09	$0.09

Non-GAAP diluted earnings per share applicable to common stockholders	$0.82	$0.92

Estimated diluted shares outstanding	26,900	26,900

*	Non-GAAP EPS amounts may vary from GAAP EPS amounts and adjustments due to rounding
**	The company's full-year 2007 outlook is based on current expectations for bookings, cash collections, revenue, expense and diluted shares outstanding. Full-year 2007 outlook is forward-looking, and the company expressly disclaims any current intention to update forward-looking statements. Actual results may differ materially. See "i2 Cautionary Language" in the press release.

SCHEDULE B TO PRESS RELEASE

November 1, 2007

KEY PERFORMANCE INDICATORS

(Unaudited)

	3Q 06	4Q 06	1Q 07	2Q 07	3Q 07
Software solutions bookings ($ in millions) (1)	$7.9	$17.4	$7.7	$18.0	$7.0
Platform technology bookings ($ in millions)	$—	$—	$—	$0.5	$—
Services and maintenance bookings ($ in millions)	$48.5	$46.5	$53.9	$56.4	$39.5

Total bookings ($ in millions) (2)	$56.4	$63.9	$61.5	$75.0	$46.5

Number of software solutions transactions booked > $500K	2	5	6	5	4
Average amount booked ($ in thousands) (3)	$292	$496	$192	$618	$302

Software solutions revenue
Revenue from current quarter bookings ($ in millions)	$1.7	$4.0	$1.8	$2.4	$1.3
Revenue from prior period bookings ($ in millions)	$7.5	$7.4	$5.7	$3.4	$3.8
Subscription/recurring revenue ($ in millions)	$11.4	$12.0	$5.9	$5.7	$5.4

Total software solutions revenue ($ in millions)	$20.6	$23.4	$13.4	$11.4	$10.5

Total revenue recognized by region
Greater APAC	17%	21%	15%	20%	22%
EMEA	19%	19%	25%	20%	22%
Americas	64%	60%	60%	60%	56%

Total revenue	100%	100%	100%	100%	100%

Quarter end balances:
Deferred revenue - contract ($ in millions)	$7.5	$3.2	$—	$—	$—
Deferred revenue - other ($ in millions)	$81.6	$70.8	$70.5	$72.3	$65.4

Total deferred revenue ($ in millions)	$89.1	$74.0	$70.5	$72.3	$65.4

Days sales outstanding	34	31	38	37	39

Total headcount	1,315	1,343	1,351	1,371	1,308

Direct sales representatives			35	33	28
Sales management (with individual quota responsibility)			15	16	11

Quota-carrying sales associates	47	49	50	49	39

Quota-carrying services associates			33	34	36

1.	Software solutions bookings includes bookings for recurring transactions.
2.	Total bookings represents potential future revenue that was sold each quarter, including platform technology bookings
3.	Average amount excludes recurring bookings less than $10K